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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                RSA SECURITY INC.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                               04-2916596
                --------                               ----------
      (State or Other Jurisdiction                    (IRS Employer
           of Incorporation)                       Identification No.)

     174 Middlesex Turnpike, Bedford, MA                  01730
     -----------------------------------                  -----
   (Address of Principal Executive Offices)             (Zip Code)

   If this form relates to the              If this form relates to the
   registration of a class of               registration of a class of
   securities pursuant to Section           securities pursuant to Section
   12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
   effective pursuant to General            effective pursuant to General
   Instruction A.(c), please check          Instruction A.(d), please check
   the following box. [ ]                   the following box. [X]

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
Securities Act registration statement file number to which this form relates:   Not Applicable
                                                                                --------------
                                                                                (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                 Name of Each Exchange on Which
            to be so Registered                 Each Class is to be Registered
            -------------------                 ------------------------------
                  None                                        None
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Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK PURCHASE RIGHTS
                          ----------------------------
                                (Title of Class)
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      This Amendment No. 1 on Form 8-A/A (the "Amendment") amends and supplements Item 1 and Item 2 of the Registration Statement on Form 8-A (the
"Registration Statement") filed by RSA Security Inc., a Delaware corporation
(the "Company"), with the Securities and Exchange Commission (the "Commission")
on July 23, 1999 (File No. 000-25120), which was filed in connection with the
Registrant's adoption of a Rights Agreement, dated as of July 20, 1999 (the
"Rights Agreement"), as amended. Except as amended hereby, there are no other changes to the Registration Statement.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Item 1 of the Registration Statement is hereby amended to add the following paragraph at the end thereof:

      Pursuant to the Amendment to Rights Agreement, dated as of November 2, 2001 (the "Amendment No. 1"), by and among the Company, State Street Bank and
Trust Company N.A. and EquiServe Trust Company, N.A., which amendment was effective as of July 11, 2001, the Company amended the Rights Agreement to appoint EquiServe Trust Company, N.A. as successor Rights Agent to State Street
Bank and Trust Company, the predecessor Rights Agent. Pursuant to the Amendment
No. 2 to Rights Agreement, dated as of March 19, 2002 (the "Amendment No. 2"), by and between the Company and the Rights Agent, the Company amended the Rights
Agreement to (i) exclude any Exempted Persons from the definition of Acquiring
Person and (ii) define Exempted Persons as each of Citigroup Inc., a Delaware corporation, Salomon Smith Barney Holdings Inc., a New York corporation, Salomon
Brothers Holding Company Inc., a Delaware corporation, and Salomon Smith Barney
Inc., a New York corporation, provided that such parties hold less than a certain specified percentage of the outstanding shares of the Company's Common
Stock. Amendment No. 2 further provides that in the event an Exempted Person's beneficial ownership changes such that its resulting percentage ownership of the then outstanding shares of Common Stock is outside of the specified range set forth in the definition, then such entity will cease to be an Exempted Person at such time.

      Amendment No. 1 and Amendment No. 2 are attached hereto as Exhibit 2 and
Exhibit 3, respectively, and each is incorporated herein by reference. The foregoing description of each of Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 2.  EXHIBITS.

      Item 2 of the Registration Statement is amended to add the following exhibits thereto:


EXHIBIT NO.                   DESCRIPTION
-----------                   -----------
   2            Amendment to Rights Agreement, dated as of November 2, 2001, by and among RSA Security Inc., State Street Bank and Trust Company and
                EquiServe Trust Company, N.A. (incorporated herein by reference to
                Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2002 (File No.
                000-25120))

   3            Amendment No. 2 to Rights Agreement, dated as of March 19, 2002, by and between RSA Security Inc. and EquiServe Trust Company, N.A.
                (incorporated herein by reference to Exhibit 4.2 to the Company's
                Current Report on Form 8-K filed with the Securities and Exchange
                Commission on March 21, 2002 (File No. 000-25120))


                                       2
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 21, 2002                 RSA SECURITY INC.
                                       -----------------
                                       (Registrant)


                                       By: /s/ John F. Kennedy
                                           ------------------------------------
                                           John F. Kennedy
                                           Senior Vice President, Finance and
                                           Operations, and Chief Financial
                                           Officer and Treasurer

                                  EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION
-----------                   -----------
   1           Rights Agreement, dated as of July 20, 1999, between RSA Security
               Inc. and State Street Bank and Trust Company, which includes as
               Exhibit A the Form of Rights Certificate, and as Exhibit B the
               Summary of Rights to Purchase Common Stock (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on
               Form 8-A filed with the Securities and Exchange Commission on July
               23, 1999 (File No. 000-25120))

   2 Amendment to Rights Agreement, dated as of November 2, 2001, by and among RSA Security Inc., State Street Bank and Trust Company and
               EquiServe Trust Company, N.A. (incorporated herein by reference to
               Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2002 (File No.
               000-25120))

   3 Amendment No. 2 to Rights Agreement, dated as of March 19, 2002, by and between RSA Security Inc. and EquiServe Trust Company, N.A.
               (incorporated herein by reference to Exhibit 4.2 to the Company's
               Current Report on Form 8-K filed with the Securities and Exchange
               Commission on March 21, 2002 (File No. 000-25120))
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